                                                                                                       Filed pursuant to Rule 433(d)
                                                                                               Registration Statement No. 333-141008

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ACE Securities Corp.                                                                                         FREE WRITING PROSPECTUS
Home Equity Loan Trust Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to completion or change.

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                                                       FREE WRITING PROSPECTUS
------------------------------------------------------------------------------------------------------------------------------------

                                                        ACE Securities Corp.

------------------------------------------------------------------------------------------------------------------------------------

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                                                     $134,718,000 (Approximate)
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                                                       Home Equity Loan Trust

                                                           Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        ACE Securities Corp.
                                                             (Depositor)

                                    ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2
                                                          (Issuing Entity)
------------------------------------------------------------------------------------------------------------------------------------

                                                        [LOGO] Deutsche Bank

                                                           August 1, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

The analysis in this report is based on information provided by ACE Securities Corp. (the "Depositor"). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange
Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange
Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting
Deutsche Bank Securities, Inc.'s ("DBSI") trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the
"Prospectus"). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the
Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational
Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These
Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational
Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity)
may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in
United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI
IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 2

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

                                            FREE WRITING PROSPECTUS DATED August 1, 2007
                                                        ACE Securities Corp.
                                               Home Equity Loan Trust, Series 2007-SL2
                                                      $134,718,000(Approximate)
                                             Subject to a permitted variance of +/- 10%.

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                                                         Structure Overview
------------------------------------------------------------------------------------------------------------------------------------
                                                     To 10% Optional Termination
------------------------------------------------------------------------------------------------------------------------------------
                                                              Principal
                                                               Payment        Pmt     Interest         Legal             Expected
                          Approximate                 WAL       Window       Delay     Accrual          Final             Ratings
         Class             Size ($)         Type     (yrs)     (months)     (days)     Basis          Maturity             S / M

Offered Certificates:
                  A-1        134,718,000   Float     2.42      1 - 104        0      ACT/360         May 2037           AAA / Aaa
    Total Offered            134,718,000
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 3

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ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

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                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Certificates:                        The Class A-1 Certificates (the "Senior Certificates" or "Offered Certificates"). The
                                     pass-through rate on the Senior Certificates will be the lesser of (i) One-Month LIBOR plus a specified margin and (ii) the applicable Net WAC Pass-Through Rate. The trust will also issue the Class CE-1 Certificates, Class CE-2 Certificates, the Class P Certificates, and the Class R
                                     Certificates which are referred to herein as the "Non-offered Certificates".

Collateral:                          As of the Cut-off Date, the Mortgage Loans will consist of approximately 3,363 fixed-rate second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $196,525,112 as of the Cut-off Date.

Senior Certificates or Offered       Class A-1 Certificates
Certificates:

Depositor:                           ACE Securities Corp.

Originators:                                                                                                     % of Aggregate
                                                                                     Aggregate Remaining       Remaining Principal
                                     Originator                                     Principal Balance ($)            Balance
                                     db home lending llc                                 54,290,134                   27.63
                                     Home123 Corporation                                 39,259,417                   19.98
                                     GMAC Mortgage LLC                                   33,044,012                   16.81
                                     M&T Bank                                            23,223,527                   11.82
                                     Other                                               46,708,021                   23.77
                                     -----------------------------------------------------------------------------------------------
                                     Total                                              196,525,112                  100.00

Master Servicer and                  Wells Fargo Bank, National Association
Securities Administrator:

Servicers:                           GMAC Mortgage, LLC ("GMAC"), with respect to approximately 65.80% of the aggregate principal balance as of the cut-off date and Ocwen Loan Servicing, LLC ("Ocwen") with respect to approximately 34.20% of the aggregate principal balance as of the cut-off date.

Trustee:                             HSBC Bank USA, National Association

Custodians:                          Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:                 Clayton Fixed Income Services Inc.

Underwriter:                         Deutsche Bank Securities Inc.

Cap Provider:                        TBD

Swap Provider:                       TBD

Certificate Insurer:                 Assured Guaranty Corp.

Cut-off Date:                        July 1, 2007

Expected Pricing:                    Week of July 30, 2007

Expected Closing Date:               On or about August 10, 2007

Record Date:                         For so long as the Offered  Certificates  are held in book-entry  form, the Record Date will be the business day  immediately  preceding  the related  Distribution  Date,  With respect to any
                                     Offered  Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:                   25th day of each month (or the next business day if such day is not a business day)  commencing in August 2007.
-------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 4

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Determination Date:                  With respect to any Distribution Date, the 15th day of the calendar month in which such
                                     Distribution Date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Due Period:                          The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:                   With respect to any Distribution Date and the Mortgage Loans serviced by (i) GMAC, the period beginning on the sixteenth (16th) day of the month preceding the related Distribution
                                     Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth (15th) day of the month in which such Distribution Date occurs and (ii) Ocwen, with respect to prepayments in full, the period beginning on the sixteenth (16th) day of the month preceding the related Distribution Date (or, in the case of the first Distribution Date, the
                                     Cut-off Date) and ending on the fifteenth (15th) day of the month of such Distribution Date, and (ii) with respect to prepayments in part, the prior calendar month.

Interest Accrual Period:             Interest will initially accrue on the Offered Certificates from the Closing
                                     Date to (but excluding) the first Distribution Date, and thereafter, from the prior
                                     Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The
                                     Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution                For the Offered Certificates on any Distribution Date is equal to interest accrued during the
Amount:                              related Interest Accrual Period on the Certificate Principal Balance thereof immediately prior to such Distribution Date at the then applicable pass-through rate for the Offered
                                     Certificates, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for the Offered Certificates of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and shortfalls resulting from the application of the Servicemembers' Civil Relief Act or similar state or local laws.

Senior Interest                      For the Offered Certificates on any Distribution Date is an amount equal to the sum of the
Distribution Amount:                 Interest Distribution Amount for such Distribution Date and the Interest Carry Forward Amount,
                                     if any, for such Distribution Date.

Administration Fee Rate:             The Master Servicer, the Servicers and the Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees ("Administration Fee Rate")
                                     initially aggregate to a weighted average servicing fee of approximately 0.5835% per annum with respect to the Mortgage Loans.

Compensating Interest:               Each Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans serviced by such Servicer received during the portion of the related
                                     Prepayment Period occurring between the 16th day of the month prior to the month of the
                                     Distribution Date to the last day of such prior month up to the Servicing Fee payable to the related Servicer. If a Servicer fails to make such payments, the Master Servicer will be required to do so in an amount not to exceed the compensation payable to the Master Servicer.

Prepayment Interest                  Interest shortfalls attributable to voluntary principal prepayments on the Mortgage
Shortfalls:                          Loans.

Expense Adjusted                     For any Mortgage Loan for any Distribution Date shall be a per annum rate equal to the
Mortgage Rate:                       applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Administration Fee Rate.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 5

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Optional Termination:                On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage
                                     Loans as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer
                                     may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so. In the event that the
                                     Master Servicer fails to exercise such purchase option on the first possible optional termination date, each Servicer may, subject to certain conditions set forth in the pooling and servicing agreement, exercise such purchase option. In the event either the Master Servicer or a Servicer exercises this option, the portion of the purchase price allocable to the Offered
                                     Certificates will be, to the extent of available funds, (i) 100% of the then outstanding
                                     Certificate Principal Balance of the Offered Certificates, plus (ii) one month's interest on the then outstanding Certificate Principal Balance thereof at the then applicable pass-through rate, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the
                                     Offered Certificates are entitled, together with the amount of any Net WAC Rate Carryover
                                     Amounts.

Monthly Servicer Advances:           The Servicers will collect monthly payments of principal and interest on the related Mortgage
                                     Loans and will be obligated to make advances of delinquent monthly principal and interest payments but only to the extent such amounts are deemed recoverable. If a Servicer fails to make any such advances, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:                  1) Excess Interest;
                                     2) Overcollateralization ("OC"); and
                                     3) The Class A-1 Certificate Insurance Policy.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 6

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Allocation of Losses:            Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net
                                 Monthly Excess Cashflow and Net Swap Payments made by the Swap Provider, if any, second, to the
                                 Class CE-1 Certificate and third, to the Class A-1 Certificates.

                                 Once Realized Losses have been allocated to the Class A-1 Certificates, such amounts with respect to the Class A-1 Certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of subsequent recoveries). However, the amount of any
                                 Realized Losses allocated to the Class A-1 Certificates may be distributed to the Class A-1
                                 Certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available for such distribution or from any Net Swap Payments payable by the Swap
                                 Provider available for this purpose. Realized Losses on the Mortgage Loans will be allocated to the
                                 Class A-1 Certificates, provided, however, that any such losses allocated to the Class A-1
                                 Certificates will be covered by the Policy.

                                 A "Realized Loss" for a Liquidated Mortgage Loan is equal to the principal balance of such
                                 Liquidated Mortgage Loan plus interest thereon from the date on which interest was last paid less any liquidation proceeds received on such Mortgage Loan and for a Charged Off Mortgage Loan is equal to the principal balance of such Charged Off Mortgage Loan plus interest thereon from the date on which interest was last paid.

                                 A "Liquidated Mortgage Loan" is a Mortgage Loan that was liquidated and for which the related
                                 Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

                                 A "Charged Off Mortgage Loan" is a defaulted Mortgage Loan that the related Servicer is required to charge off once such Mortgage Loan becomes 180 days delinquent provided that such Mortgage Loan has not yet been liquidated and provided further, that the related Servicer has determined, based on a broker's price opinion and other relevant considerations, that no significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property or that the potential net recovery is anticipated to be an amount that is insufficient to warrant proceeding through foreclosure or other liquidation of the related mortgaged property.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 7

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Required                         Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage
Overcollateralization            Loans exceeds the aggregate Certificate Principal Balance of the Offered Certificates and the Class
Amount:                          P Certificates. This excess (the "Overcollateralization Amount") is intended to protect the Offered
                                 Certificates against shortfalls in payments on the Certificates. The Required Overcollateralization
                                 Amount for the Offered Certificates, which will be fully established at issuance, is initially anticipated to be an amount equal to the product of (i) approximately 31.45% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 62.90% of the aggregate principal balance of the Mortgage
                                 Loans as of the last day of the related Due Period, subject to a floor amount of approximately
                                 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.
                                 If, due to losses, the Overcollateralization Amount is reduced below the Required
                                 Overcollateralization Amount, excess spread, to the extent available will be paid to the Class A-1
                                 Certificates in respect of principal in order to reduce the Certificate Principal Balance of the
                                 Class A-1 Certificates to the extent necessary to reach the Required Overcollateralization Amount.
                                 In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the
                                 Required Overcollateralization Amount.

Overcollateralization            An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net
Increase Amount:                 Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that
                                 Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current
                                 Overcollateralization Amount.

Overcollateralization            An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the
Reduction Amount:                current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:                   Is the earlier of (i) the first Distribution Date following the Distribution Date on which the
                                 Certificate Principal Balance of the Class A-1 Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in August 2010 and (y) the first Distribution Date on which the Class A-1 Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Class A-1 Certificates) is equal to or greater than approximately
                                 62.90%.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 8

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Class A-1 Credit                 The Credit Enhancement Percentage for the Class A-1 Certificates and any Distribution Date is the
Enhancement                      percentage obtained by dividing (x) the Overcollateralization Amount by (y) the aggregate principal
Percentage:                      balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal
                                 Distribution Amount to the holders of the Class A-1 Certificates on the Distribution Date.

                                 Class              (S/M)                  Initial CE %          CE % On/After Step Down Date
                                 -----              -----                  ------------          ----------------------------
                                 A-1                AAA / Aaa                 31.45%                       62.90%

Net Monthly Excess               For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and
Cashflow:                        (ii) the excess of the Available Distribution Amount over the sum of (w) the Senior Interest
                                 Distribution Amount for such Distribution Date, (x) the amount of principal required to be distributed to the holders of the Class A-1 Certificates on such Distribution Date, (y) any Net
                                 Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)), owed to the Swap Provider and (z) any amount required to be paid to the
                                 Certificate Insurer on such Distribution Date.

Net WAC Pass-                    The per annum rate (subject to adjustment based on the actual number of days elapsed in the related
Through Rate:                    Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the difference of (a) the amount of interest which accrued on the Mortgage Loans in the prior calendar month minus the fees payable to the Servicers, the Master
                                 Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such
                                 Distribution Date and the premium payable to the Certificate Insurer, over (b) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date (which was not caused by a Swap Provider Trigger Event as defined in the Swap Agreement), and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution
                                 Date), after giving effect to principal prepayments received during the related Prepayment Period.

Net WAC Rate                     If on any Distribution Date the Pass-Through Rate for the Class A-1 Certificates is limited by the
Carryover Amount:                Net WAC Pass-Through Rate, the Class A-1 Certificates will be entitled to the "Net WAC Rate
                                 Carryover Amount" which will be equal to the sum of (i) the excess, if any of (a) the amount of interest that would have accrued on such class based on One-Month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the Net WAC Pass-Through Rate and
                                 (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution
                                 Date together with interest accrued on such unpaid portion at a rate equal to One-Month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover
                                 Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, the Cap Agreement, if any, and from the Net Monthly Excess Cashflow on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds.
                                 The ratings on the Offered Certificates do not address the likelihood of the payment of any Net WAC
                                 Rate Carryover Amount from Net Monthly Excess Cashflow.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 9

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cap Agreement:                   On the Closing Date, the Trustee will enter into a "Cap Agreement", which will be effective for the period commencing on the Distribution Date occurring in August 2007 and ending immediately following the Distribution Date occurring in January 2008, to make payments in respect of any Net
                                 WAC Rate Carryover Amounts in respect of the Class A-1 Certificates as described herein. The Cap
                                 Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related cap notional amount, which is based on the lesser of (i) the expected amortization of the Mortgage
                                 Loans and (ii) Scheduled Cap Notional Amount for the related Distribution Date and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. The Scheduled Cap Notional Amount for each Distribution Date during the term of the Cap Agreement is set forth on page 14 of this free writing prospectus.

Swap Agreement:                  On the Closing Date, the Trustee in its capacity as supplemental interest trust trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement. The Swap
                                 Agreement will have an initial notional amount of $[111,384,708]. Beginning with the Distribution
                                 Date in February 2008, the trust (through a supplemental interest trust) will be obligated to pay an amount equal to the product of (i) [5.33]% per annum, (ii) the Swap Notional Amount (as defined below) and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to the product of (i) one-month LIBOR,
                                 (ii) the Swap Notional Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. The "Swap Notional Amount" for each Distribution Date will be equal to the lesser of (a) the aggregate Certificate Principal Balance of the Offered Certificates
                                 on the day immediately preceding such Distribution Date, and (b) the scheduled swap notional amount set forth in the Swap Agreement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party (the "Net Swap Payment"). See the attached schedule. A separate trust created under the pooling and servicing agreement (the "Supplemental
                                 Interest Trust") will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap
                                 Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any
                                 REMIC. Upon early termination of the Swap Agreement, the Securities Administrator on behalf of the
                                 Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the
                                 "Swap Termination Payment") to the other party (regardless of which party caused the termination).
                                 The Swap Termination Payment will be computed in accordance with the procedures set forth in the
                                 Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental
                                 Interest Trust, is required to make a Swap Termination Payment which is not payable as a result of the occurrence of a swap provider trigger event under the Swap Agreement, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full prior to distributions to Certificateholders.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 10

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

The Class A-1                    It is anticipated that the Class A-1 Certificates will have the benefit of a certificate guaranty
Certificate                      insurance policy (the "Policy") pursuant to which the Certificate Insurer, in consideration of the
Insurance Policy:                payment of a premium and subject to the terms of the Policy, unconditionally and irrevocably will guarantee the timely payment of interest (other than certain interest shortfalls specified in the
                                 Policy) and the ultimate payment of principal on the Class A-1 Certificates on the final
                                 Distribution Date. In addition, the Certificate Insurer will guarantee the payment of the principal portion of any Realized Losses allocated to the Class A-1 Certificates. The Policy will not be cancelable for any reason. The Policy will not cover any interest shortfalls resulting from prepayments or applications of the Servicemembers Civil Relief Act or similar state or local laws.
                                 Subject to the terms of the pooling and servicing agreement, the Certificate Insurer will be subrogated to the rights of the Class A-1 Certificateholders to receive payments under the Class
                                 A-1 Certificates to the extent of any payment by the Certificate Insurer under the Policy.

Class A Principal
Distribution Amount:             Until the Stepdown Date, or if a Trigger Event occurs, the Class A-1 Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any Net Swap Payment received by the Securities Administrator from the Swap Provider required to restore or maintain the
                                 Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the
                                 Class A-1 Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A-1 Certificates will be an amount such that the Class A-1
                                 Certificates will maintain approximately a 62.90% Credit Enhancement Percentage (2x the Class A-1
                                 Credit Enhancement Percentage).

Coupon Step-up:                  On the Distribution Date following the first possible optional termination date, the margin on the
                                 Class A-1 Certificates will increase to the following, subject to the Net WAC Pass-Through Rate.

                                 Class                                    After Optional Termination
                                 -----                                    --------------------------
                                 A-1 Certificates                         2 x Margin

Trigger Event:                   If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:                The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 12.90%.

Cumulative Loss Test:            The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                                 Distribution Date Occurring in           Percentage
                                 ------------------------------           ----------
                                 August 2009 to July 2010                 10.05%, plus 1/12th of 4.95% for each month thereafter
                                 August 2010 to July 2011                 15.00%, plus 1/12th of 5.00% for each month thereafter
                                 August 2011 to July 2012                 20.00%, plus 1/12th of 3.75% for each month thereafter
                                 August 2012 to July 2013                 23.75%, plus 1/12th of 1.25% for each month thereafter
                                 August 2013 and thereafter               25.00%
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 11

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Payment Priority:             I. On each Distribution Date, the Available Distribution Amount will be distributed as follows:

                              1.    To the Supplemental Interest Trust, to pay any Net Swap Payment or Swap Termination Payment (not
                                    caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap
                                    Provider.

                              2.    To the Certificate Insurer, the premium payable to the Certificate Insurer for the Policy;

                              3.    To pay interest to the Class A-1 Certificates, including any accrued unpaid interest from a prior Distribution Date.

                              4.    To the Certificate Insurer, any amounts paid under the Policy to the extent not previously reimbursed, together with interest thereon, if applicable, plus any amounts owing to the
                                    Certificate Insurer pursuant to the Insurance Agreement, to the extent not previously reimbursed, together with interest thereon, if applicable.

                              5.    To pay principal to the Class A-1 Certificates in accordance with the principal payment provisions described above under "Class A Principal Distribution Amount".

                              6.    To the Certificate Insurer, any unpaid premium amounts under the Policy to the extent not previously reimbursed.

                              7.    From excess interest and any Overcollateralization Reduction Amount, if any, to the Class A-1
                                    Certificates in order to reduce the Certificate Principal Balance of the Class A-1 Certificates
                                    to the extent necessary to restore or maintain the Required Overcollateralization Amount.

                              8.    From excess interest and any Overcollateralization Reduction Amount, if any, to pay the
                                    allocated Realized Losses on the Class A-1 Certificates.

                              9.    From excess interest and any Overcollateralization Reduction Amount, if any, to pay any Net WAC
                                    Rate Carryover Amounts on the Class A-1 Certificates.

                              10.   From excess interest and any Overcollateralization Reduction Amount, if any, to pay any Swap
                                    Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

                              11.   To pay any remaining amount to the Non-Offered Certificates in accordance with the provisions of the Pooling and Servicing Agreement.

                              II. Commencing on the Distribution Date in February 2008, any Net Swap Payments on deposit to the
                              Supplemental Interest Trust will be paid after the distribution of the Available Distribution Amount as follows:

                              1.    To the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment
                                    (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the
                                    Swap Provider.

                              2.    To pay any unpaid interest on the Class A-1 Certificates including any accrued unpaid interest from a prior Distribution Date.

                              3.    To pay any principal to the Class A-1 Certificates in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

                              4.    To pay any unreimbursed allocated Realized Losses on the Class A-1 Certificates that have not been paid by the Certificate Insurer.*

                              5.    To reimburse the Certificate Insurer for any interest payments under the Policy, together with interest thereon.

                              6.    To pay any Net WAC Rate Carryover Amounts on the Class A-1 Certificates remaining unpaid.

                              7.    To pay any Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap
                                    Agreement) owed to the Swap Provider.

                              8.    To pay any remaining amount to the Class CE-1 Certificates.

                              * Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans from and after the Cut-Off Date.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 12

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Payment-Priority              Commencing on the Distribution Date in February 2008, amounts payable by the Supplemental Interest
(continued):                  Trust to the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from related available funds before distributions to the holders of the Offered
                              Certificates. On or before each Distribution Date commencing on the Distribution Date occurring in
                              February 2008, such amounts will be distributed by the Supplemental Interest Trust to the Securities
                              Administrator, and paid by the Securities Administrator to the Swap Provider as follows:

                                   (i)   first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap
                                         Agreement for such Distribution Date, and

                                   (ii)  second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement (to the extent not paid by the
                                         Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator).

ERISA:                        It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a "Plan"). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan's acquisition and ownership of such Offered Certificates.

Taxation - REMIC:             One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:         Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:        $25,000 and integral multiples of $1 in excess thereof.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 13

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

                                                           Cap Schedule

                         -------------------------------------------------------------------------
                          Distribution Date            Cap Notional Amount ($)     Strike Rate (%)
                         -------------------------------------------------------------------------
                             8/25/2007                      196,525,112.00            7.50
                             9/25/2007                      193,829,797.00            7.50
                             10/25/2007                     190,845,377.00            7.50
                             11/25/2007                     187,584,026.00            7.50
                             12/25/2007                     184,055,490.00            7.50
                             1/25/2008                      180,274,308.00            7.50
                         -------------------------------------------------------------------------

                                                           Swap Schedule

               ------------------------------------------------------------------------------------------------------
                   Distribution Date     Notional Schedule ($)          Distribution Date     Notional Schedule ($)
               ------------------------------------------------------------------------------------------------------
                    8/25/2007                       -                    3/25/2010                  35,962,102
                    9/25/2007                       -                    4/25/2010                  33,725,655
                    10/25/2007                      -                    5/25/2010                  31,538,059
                    11/25/2007                      -                    6/25/2010                  29,398,253
                    12/25/2007                      -                    7/25/2010                  27,305,199
                    1/25/2008                       -                    8/25/2010                  25,257,881
                    2/25/2008                 111,384,708                9/25/2010                  25,257,881
                    3/25/2008                 107,507,856                10/25/2010                 25,257,881
                    4/25/2008                 103,711,123                11/25/2010                 25,257,881
                    5/25/2008                  99,997,097                12/25/2010                 25,257,881
                    6/25/2008                  96,363,983                1/25/2011                  25,257,881
                    7/25/2008                  92,810,026                2/25/2011                  25,257,881
                    8/25/2008                  89,333,511                3/25/2011                  25,257,881
                    9/25/2008                  85,932,757                4/25/2011                  25,257,881
                    10/25/2008                 82,606,121                5/25/2011                  24,906,596
                    11/25/2008                 79,351,997                6/25/2011                  24,355,152
                    12/25/2008                 76,168,810                7/25/2011                  23,815,775
                    1/25/2009                  73,055,022                8/25/2011                  23,288,205
                    2/25/2009                  70,009,128                9/25/2011                  22,772,183
                    3/25/2009                  67,029,654                10/25/2011                 22,267,443
                    4/25/2009                  64,115,160                11/25/2011                 21,773,566
                    5/25/2009                  61,264,235                12/25/2011                 21,290,490
                    6/25/2009                  58,475,500                1/25/2012                  20,817,999
                    7/25/2009                  55,747,605                2/25/2012                  20,355,862
                    8/25/2009                  53,079,230                3/25/2012                  19,903,853
                    9/25/2009                  50,469,084                4/25/2012                  19,461,751
                    10/25/2009                 47,915,902                5/25/2012                  19,029,341
                    11/25/2009                 45,418,448                6/25/2012                  18,606,414
                    12/25/2009                 42,975,511                7/25/2012                  18,192,762
                    1/25/2010                  40,585,909                8/25/2012                       -
                    2/25/2010                  38,248,484
               ------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 14

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

                                                          Sensitivity Table
                                                             To 10% Call

               -------------------------------------------------------------------------------------------------------
                                                       0% PPC       55% PPC      100% PPC      125% PPC      160% PPC
               -------------------------------------------------------------------------------------------------------
               A-1           Avg Life (years)           14.09          4.38          2.42          1.71          1.11
                             First Payment Date        Aug-07        Aug-07        Aug-07        Aug-07        Aug-07
                             Last Payment Date         Feb-32        Feb-22        Mar-16        Apr-14        Mar-10
               -------------------------------------------------------------------------------------------------------

                                                          Sensitivity Table
                                                             To Maturity

               -------------------------------------------------------------------------------------------------------
                                                       0% PPC       55% PPC      100% PPC      125% PPC      160% PPC
               -------------------------------------------------------------------------------------------------------
               A-1           Avg Life (years)           14.25          4.46          2.58          1.86          1.11
                             First Payment Date        Aug-07        Aug-07        Aug-07        Aug-07        Aug-07
                             Last Payment Date         Feb-37        Dec-30        Sep-22        Feb-22        Mar-10
               -------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 15

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------   ---------------------------------------   ---------------------------------------------
         Class A-1 Effective Net WAC             Class A-1 Effective Net WAC               Class A-1 Effective Net WAC Schedule*
                 Schedule*                                Schedule*

                           Effective Net                            Effective Net                                   Effective Net
     Period       Date        WAC (%)         Period       Date        WAC (%)          Period           Date          WAC (%)
------------------------------------------   ---------------------------------------   ---------------------------------------------
        1      8/25/2007    33.054              38      9/25/2010    14.298               75          10/25/2013       10.385
        2      9/25/2007    22.447              39      10/25/2010   14.677               76          11/25/2013       10.050
        3      10/25/2007   22.780              40      11/25/2010   14.488               77          12/25/2013       10.385
        4      11/25/2007   22.450              41      12/25/2010   14.868               78          1/25/2014        10.050
        5      12/25/2007   22.784              42      1/25/2011    14.686               79          2/25/2014        10.050
        6      1/25/2008    22.455              43      2/25/2011    14.788               80          3/25/2014        11.127
        7      2/25/2008    19.329              44      3/25/2011    15.789               81          4/25/2014        10.050
        8      3/25/2008    19.674              45      4/25/2011    15.003               82          5/25/2014        10.385
        9      4/25/2008    19.085              46      5/25/2011    15.321               83          6/25/2014        10.051
       10      5/25/2008    19.186              47      6/25/2011    15.044               84          7/25/2014        10.386
       11      6/25/2008    18.829              48      7/25/2011    15.322               85          8/25/2014        10.051
       12      7/25/2008    18.928              49      8/25/2011    15.045               86          9/25/2014        10.051
       13      8/25/2008    18.561              50      9/25/2011    15.045               87          10/25/2014       10.386
       14      9/25/2008    18.423              51      10/25/2011   15.322               88          11/25/2014       10.051
       15      10/25/2008   18.518              52      11/25/2011   15.045               89          12/25/2014       10.386
       16      11/25/2008   18.136              53      12/25/2011   15.322               90          1/25/2015        10.051
       17      12/25/2008   18.228              54      1/25/2012    15.045               91          2/25/2015        10.052
       18      1/25/2009    17.837              55      2/25/2012    15.045               92          3/25/2015        11.129
       19      2/25/2009    17.682              56      3/25/2012    15.618               93          4/25/2015        10.052
       20      3/25/2009    18.314              57      4/25/2012    15.045               94          5/25/2015        10.387
       21      4/25/2009    17.362              58      5/25/2012    15.323               95          6/25/2015        10.052
       22      5/25/2009    17.446              59      6/25/2012    15.046               96          7/25/2015        10.387
       23      6/25/2009    17.027              60      7/25/2012    15.323               97          8/25/2015        10.052
       24      7/25/2009    17.108              61      8/25/2012    10.048               98          9/25/2015        10.053
       25      8/25/2009    16.676              62      9/25/2012    10.048               99          10/25/2015       10.388
       26      9/25/2009    16.495              63      10/25/2012   10.383               100         11/25/2015       10.053
       27      10/25/2009   16.571              64      11/25/2012   10.048               101         12/25/2015       10.388
       28      11/25/2009   16.120              65      12/25/2012   10.383               102         1/25/2016        10.053
       29      12/25/2009   16.192              66      1/25/2013    10.048               103         2/25/2016        10.053
       30      1/25/2010    15.728              67      2/25/2013    10.049               104         3/25/2016        10.747
       31      2/25/2010    15.525              68      3/25/2013    11.125            ------------------------------------------
       32      3/25/2010    16.197              69      4/25/2013    10.049            *PPC: 100%
       33      4/25/2010    15.105              70      5/25/2013    10.384            *1 Month LIBOR: 20%
       34      5/25/2010    15.167              71      6/25/2013    10.049            *Includes Net Swap Payments received from the
       35      6/25/2010    14.666              72      7/25/2013    10.384            Swap Provider
       36      7/25/2010    14.724              73      8/25/2013    10.049            *Includes Cap proceeds
       37      8/25/2010    14.207              74      9/25/2013    10.049

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 16

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

                                                           Excess Spread*
                                 (Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)
          -----------------------------------------------------------------------------------------------------------
                             Excess                    Excess                    Excess                    Excess
                            Spread in                 Spread in                 Spread in                 Spread in
                               bp         1 Month        bp                        bp         1 Month        bp
                             (Static      Forward     (Forward                   (Static      Forward     (Forward
              Period         LIBOR)      LIBOR (%)     LIBOR)       Period       LIBOR)      LIBOR (%)     LIBOR)
          -----------------------------------------------------------------------------------------------------------
                 1             833        5.3200         833          53           828        5.4895         827
          -----------------------------------------------------------------------------------------------------------
                 2             629        5.3385         627          54           826        5.4975         826
          -----------------------------------------------------------------------------------------------------------
                 3             645        5.3470         643          55           826        5.5043         826
          -----------------------------------------------------------------------------------------------------------
                 4             635        5.2304         642          56           829        5.5128         828
          -----------------------------------------------------------------------------------------------------------
                 5             652        5.2016         660          57           827        5.5199         826
          -----------------------------------------------------------------------------------------------------------
                 6             644        5.1720         654          58           828        5.5287         827
          -----------------------------------------------------------------------------------------------------------
                 7             659        5.0434         659          59           827        5.5353         826
          -----------------------------------------------------------------------------------------------------------
                 8             666        5.0394         666          60           828        5.5416         827
          -----------------------------------------------------------------------------------------------------------
                 9             668        5.0008         669          61           821        5.5857         811
          -----------------------------------------------------------------------------------------------------------
                10             674        4.9299         675          62           821        5.5919         811
          -----------------------------------------------------------------------------------------------------------
                11             678        4.9211         679          63           828        5.5989         818
          -----------------------------------------------------------------------------------------------------------
                12             685        4.9037         686          64           821        5.6059         810
          -----------------------------------------------------------------------------------------------------------
                13             689        4.9852         690          65           828        5.6126         817
          -----------------------------------------------------------------------------------------------------------
                14             694        4.9663         695          66           821        5.6199         809
          -----------------------------------------------------------------------------------------------------------
                15             701        4.9469         702          67           821        5.6239         809
          -----------------------------------------------------------------------------------------------------------
                16             705        4.9263         706          68           842        5.6310         831
          -----------------------------------------------------------------------------------------------------------
                17             712        4.9079         713          69           821        5.6359         809
          -----------------------------------------------------------------------------------------------------------
                18             717        4.8883         718          70           828        5.6424         816
          -----------------------------------------------------------------------------------------------------------
                19             723        4.8688         724          71           821        5.6469         808
          -----------------------------------------------------------------------------------------------------------
                20             733        4.8515         734          72           828        5.6524         816
          -----------------------------------------------------------------------------------------------------------
                21             736        4.8324         737          73           821        5.6588         808
          -----------------------------------------------------------------------------------------------------------
                22             743        4.8128         745          74           821        5.6628         808
          -----------------------------------------------------------------------------------------------------------
                23             749        4.7952         750          75           828        5.6687         815
          -----------------------------------------------------------------------------------------------------------
                24             757        4.7772         758          76           821        5.6718         808
          -----------------------------------------------------------------------------------------------------------
                25             763        5.0933         763          77           828        5.6761         815
          -----------------------------------------------------------------------------------------------------------
                26             770        5.0986         770          78           821        5.6807         807
          -----------------------------------------------------------------------------------------------------------
                27             778        5.1047         779          79           821        5.6826         807
          -----------------------------------------------------------------------------------------------------------
                28             784        5.1098         785          80           842        5.6875         829
          -----------------------------------------------------------------------------------------------------------
                29             793        5.1164         793          81           821        5.6903         807
          -----------------------------------------------------------------------------------------------------------
                30             800        5.1211         800          82           828        5.6940         814
          -----------------------------------------------------------------------------------------------------------
                31             807        5.1245         808          83           821        5.6966         807
          -----------------------------------------------------------------------------------------------------------
                32             819        5.1303         819          84           828        5.7010         814
          -----------------------------------------------------------------------------------------------------------
                33             824        5.1351         824          85           821        5.7260         806
          -----------------------------------------------------------------------------------------------------------
                34             833        5.1397         834          86           821        5.7282         806
          -----------------------------------------------------------------------------------------------------------
                35             841        5.1436         842          87           828        5.7319         813
          -----------------------------------------------------------------------------------------------------------
                36             851        5.1482         852          88           821        5.7335         805
          -----------------------------------------------------------------------------------------------------------
                37             859        5.2955         859          89           828        5.7362         813
          -----------------------------------------------------------------------------------------------------------
                38             855        5.3066         855          90           821        5.7385         805
          -----------------------------------------------------------------------------------------------------------
                39             851        5.3167         851          91           821        5.7390         805
          -----------------------------------------------------------------------------------------------------------
                40             846        5.3255         846          92           842        5.7422         828
          -----------------------------------------------------------------------------------------------------------
                41             842        5.3361         842          93           821        5.7444         805
          -----------------------------------------------------------------------------------------------------------
                42             836        5.3455         836          94           828        5.7455         813
          -----------------------------------------------------------------------------------------------------------
                43             832        5.3528         831          95           821        5.7464         805
          -----------------------------------------------------------------------------------------------------------
                44             830        5.3638         830          96           828        5.7485         812
          -----------------------------------------------------------------------------------------------------------
                45             826        5.3716         826          97           821        5.7889         803
          -----------------------------------------------------------------------------------------------------------
                46             827        5.3799         827          98           821        5.7897         803
          -----------------------------------------------------------------------------------------------------------
                47             826        5.3894         826          99           828        5.7914         811
          -----------------------------------------------------------------------------------------------------------
                48             827        5.4018         827          100          821        5.7920         803
          -----------------------------------------------------------------------------------------------------------
                49             826        5.4537         826          101          828        5.7943         811
          -----------------------------------------------------------------------------------------------------------
                50             826        5.4630         826          102          821        5.7941         803
          -----------------------------------------------------------------------------------------------------------
                51             827        5.4721         827          103          821        5.7937         803
          -----------------------------------------------------------------------------------------------------------
                52             826        5.4801         826          104          836        5.7960         818
          -----------------------------------------------------------------------------------------------------------

*Includes Net Swap Payments received from and paid to the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 17

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     SUMMARY - AGGREGATE POOL**
------------------------------------------------------------------------------------------------------------------------------------

Number of Mortgage Loans:                                  3,363    Property Type:
Aggregate Principal Balance:                        $196,525,112             Single Family:                                  60.69%
Conforming Balance:*                                $187,001,482             PUD:                                            24.18%
Average Principal Balance:                               $58,437             2-4 Family:                                      5.53%
         Range:                                $4,066 - $499,092             Condo:                                           9.45%
W.A. Coupon:                                             11.080%             Townhouse:                                       0.15%
         Range:                                 5.750% - 18.500%    Occupancy Status:
W.A. Remaining Term (Months):                                217             Primary:                                        89.52%
         Range (Months):                               108 - 357             Investment:                                      8.05%
W.A. Seasoning (Months):                                       6             Second Home:                                     2.43%
Latest Maturity Date:                              April 1, 2037    Documentation Status:
State Concentration (Top 5):                                                 Full/Alternative:                               27.25%
         California:                                      39.63%             Stated:                                         49.69%
         Arizona:                                          8.31%             Limited:                                         1.08%
         Florida:                                          7.78%             No Documentation:                               21.98%
         Nevada:                                           4.43%    Non-Zero W.A. Prepayment Term (Months):                      24
         Washington:                                       4.36%    Loans with Prepayment Penalties:                         40.75%
W.A. Original Combined LTV:                               97.11%    Interest Only Loans:                                      1.38%
         Range:                                 38.00% - 100.00%    Non-Zero W.A.  Interest Only Term (Months):                  77
First Liens:                                               0.00%
Second Liens:                                            100.00%
Non-Balloon Loans:                                        22.83%
W.A. FICO:                                                   689
Index Type:
         Fixed Rate:                                     100.00%
------------------------------------------------------------------------------------------------------------------------------------

*Based on the 2007 `Second Mortgages' loan limits only

** Unless otherwise stated, all percentages are based on Aggregate Principal Balance as of the Cutoff Date

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 18

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             Originator
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      % of
                                                                                   Aggregate
                                        Number of                                  Remaining                                W.A.
                                         Initial         Aggregate Remaining       Principal        W.A.                 Original
             Originator               Mortgage Loans    Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
db home lending llc                               748                 54,290,134          27.63     11.459        671      99.38
Home123 Corporation                               701                 39,259,417          19.98     10.001        712      95.47
GMAC Mortgage LLC                                 661                 33,044,012          16.81     11.320        697      93.48
M&T Bank                                          488                 23,223,527          11.82     10.976        706      95.60
Other                                             765                 46,708,021          23.77     11.428        677      99.17
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363                196,525,112         100.00     11.080        689      97.11
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Product Type
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                                W.A.
                                         Initial        Aggregate Remaining       Principal        W.A.                 Original
            Product Type              Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Fixed - 10 Year                                     3                   63,156            0.03     11.085         647      91.01
Fixed - 15 Year                                    75                2,385,377            1.21     10.134         703      92.27
Fixed - 20 Year                                    20                  594,116            0.30      9.466         719      96.89
Fixed - 25 Year                                     2                   46,935            0.02     13.177         697     100.00
Fixed - 25 Year IO                                 28                1,409,443            0.72     10.300         720      94.20
Fixed - 30 Year                                   780               39,697,673           20.20     10.495         705      95.72
Fixed - 30 Year IO                                  9                  673,349            0.34     11.632         715      99.14
Balloon - 10/30                                    10                  665,891            0.34     11.475         663     100.00
Balloon - 15/30                                 2,268              137,569,938           70.00     11.256         684      97.36
Balloon - 15/30 IO                                  6                  624,079            0.32     11.948         723      98.38
Balloon - 20/30                                   122                9,770,244            4.97     11.085         685      99.80
Balloon - 30/40                                    40                3,024,910            1.54     11.745         670      99.23
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 19

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  Principal Balance at Origination
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     % of
                                                                                   Aggregate
                                                                                   Remaining                               W.A.
                                     Number of Initial    Aggregate Remaining      Principal       W.A.                 Original
Principal Balance at Origination ($)   Mortgage Loans    Principal Balance ($)      Balance    Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 50,000.00                                  1,779               58,505,797         29.77     11.023         690      96.26
50,000.01 - 100,000.00                            1,217               85,665,201         43.59     11.059         686      97.72
100,000.01 - 150,000.00                             281               33,829,633         17.21     11.223         684      98.41
150,000.01 - 200,000.00                              49                8,370,953          4.26     11.009         689      94.52
200,000.01 - 250,000.00                              20                4,603,891          2.34     11.040         711      93.31
250,000.01 - 300,000.00                              10                2,875,184          1.46     10.979         729      98.50
300,000.01 - 350,000.00                               3                  962,802          0.49     11.580         719      96.66
350,000.01 - 400,000.00                               2                  790,481          0.40     11.267         750      91.01
400,000.01 - 450,000.00                               1                  422,080          0.21      9.625         767      80.00
450,000.01 - 500,000.00                               1                  499,092          0.25     13.750         780     100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                            3,363              196,525,112        100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Remaining Principal Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                                                                  Remaining                                W.A.
  Remaining Principal Balance     Number of Initial     Aggregate Remaining       Principal        W.A.                 Original
              ($)                  Mortgage Loans      Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)  C
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 50,000.00                                1,785               58,771,811           29.91     11.020         690      96.26
50,000.01 - 100,000.00                          1,213               85,597,800           43.56     11.059         687      97.72
100,000.01 - 150,000.00                           279               33,631,020           17.11     11.229         684      98.41
150,000.01 - 200,000.00                            49                8,370,953            4.26     11.009         689      94.52
200,000.01 - 250,000.00                            20                4,603,891            2.34     11.040         711      93.31
250,000.01 - 300,000.00                            10                2,875,184            1.46     10.979         729      98.50
300,000.01 - 350,000.00                             3                  962,802            0.49     11.580         719      96.66
350,000.01 - 400,000.00                             2                  790,481            0.40     11.267         750      91.01
400,000.01 - 450,000.00                             1                  422,080            0.21      9.625         767      80.00
450,000.01 - 500,000.00                             1                  499,092            0.25     13.750         780     100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 20

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                                W.A.
                                         Initial        Aggregate Remaining       Principal        W.A.                 Original
      Remaining Term (months)         Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
61 - 120                                           13                  729,047            0.37     11.441         662      99.22
121 - 180                                       2,349              140,579,395           71.53     11.240         685      97.28
181 - 240                                         142               10,364,359            5.27     10.992         686      99.64
241 - 300                                          30                1,456,379            0.74     10.393         719      94.39
301 - 360                                         829               43,395,933           22.08     10.600         703      96.01
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         Interest Only Term
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                                W.A.
                                         Initial        Aggregate Remaining       Principal        W.A.                 Original
    Interest Only Term (months)       Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
N/A                                             3,320              193,818,241           98.62     11.081         689      97.12
60                                                 32                1,934,644            0.98     10.597         718      95.72
120                                                11                  772,228            0.39     12.048         723      98.07
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 21

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Mortgage Rate
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                                W.A.
                                         Initial        Aggregate Remaining       Principal        W.A.                 Original
         Mortgage Rate (%)            Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
5.500 - 5.999                                       1                  226,289            0.12      5.750         664      80.00
6.000 - 6.499                                       3                  222,626            0.11      6.106         740      93.49
6.500 - 6.999                                      13                  824,154            0.42      6.740         750      85.81
7.000 - 7.499                                      34                2,007,669            1.02      7.214         737      84.23
7.500 - 7.999                                     108                5,360,681            2.73      7.703         742      88.47
8.000 - 8.499                                     138                7,112,078            3.62      8.196         742      94.67
8.500 - 8.999                                     198               10,026,378            5.10      8.661         730      96.03
9.000 - 9.499                                     131                6,636,705            3.38      9.188         713      94.51
9.500 - 9.999                                     238               13,147,958            6.69      9.757         710      95.92
10.000 - 10.499                                   208               11,956,369            6.08     10.204         694      97.09
10.500 - 10.999                                   441               27,138,047           13.81     10.811         696      98.28
11.000 - 11.499                                   433               27,480,974           13.98     11.214         676      98.03
11.500 - 11.999                                   523               33,759,877           17.18     11.779         669      98.52
12.000 - 12.499                                   266               15,969,739            8.13     12.192         665      98.19
12.500 - 12.999                                   271               16,149,767            8.22     12.611         666      98.34
13.000 - 13.499                                    88                4,879,162            2.48     13.164         681      96.37
13.500 - 13.999                                   124                6,124,478            3.12     13.673         687      98.13
14.000 - 14.499                                    63                3,575,467            1.82     14.175         683      97.49
14.500 - 14.999                                    37                1,838,954            0.94     14.659         672      98.19
15.000 - 15.499                                    10                  501,434            0.26     15.142         696      98.56
15.500 - 15.999                                     9                  494,522            0.25     15.725         658      92.62
16.000 - 16.499                                     4                  244,618            0.12     16.165         657     100.00
16.500 - 16.999                                     9                  404,729            0.21     16.686         714      97.19
17.000 - 17.499                                     4                  104,645            0.05     17.142         700      98.20
17.500 - 17.999                                     7                  279,236            0.14     17.698         695      98.68
18.000 - 18.499                                     1                   37,593            0.02     18.000         736     100.00
18.500 - 18.999                                     1                   20,963            0.01     18.500         682      95.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 22

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                Original Combined Loan-to-Value Ratio
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                                W.A.
  Original Combined Loan-to-Value        Initial        Aggregate Remaining       Principal        W.A.                 Original
             Ratio (%)                Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
  0.01 - 50.00                                      4                  188,713            0.10      9.452         702      47.26
50.01 - 55.00                                       3                  196,079            0.10      8.837         742      52.17
55.01 - 60.00                                       5                  394,954            0.20      7.924         699      58.43
60.01 - 65.00                                       5                  293,958            0.15      9.573         663      62.89
65.01 - 70.00                                      14                1,216,480            0.62      8.485         712      68.03
70.01 - 75.00                                      17                  881,045            0.45      9.911         694      73.11
75.01 - 80.00                                      61                4,495,161            2.29      9.355         706      79.28
80.01 - 85.00                                      68                2,537,578            1.29     10.463         693      84.06
85.01 - 90.00                                     448               18,602,776            9.47     10.136         706      89.57
90.01 - 95.00                                     443               22,134,903           11.26     11.476         699      94.61
95.01 - 100.00                                  2,295              145,583,464           74.08     11.250         684      99.92
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      FICO Score at Origination
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                                W.A.
                                         Initial        Aggregate Remaining       Principal        W.A.                 Original
     FICO Score at Origination        Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
575 - 599                                           3                  206,126            0.10     12.524         591      97.77
600 - 624                                          37                1,995,987            1.02     12.793         621      95.07
625 - 649                                         722               42,750,404           21.75     11.864         641      97.94
650 - 674                                         771               45,765,914           23.29     11.555         661      97.81
675 - 699                                         649               37,543,097           19.10     11.048         686      97.10
700 - 724                                         424               25,851,775           13.15     10.638         712      97.12
725 - 749                                         313               16,168,695            8.23      9.967         737      96.55
750 - 774                                         236               14,618,165            7.44     10.154         761      95.26
775 - 799                                         169                9,461,434            4.81      9.796         785      95.51
800 - 824                                          39                2,163,516            1.10      9.825         807      91.39
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 23

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      Geographic Distribution*
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                                W.A.
                                         Initial        Aggregate Remaining       Principal        W.A.                 Original
              Location                Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
California                                        901               77,891,865           39.63     10.954         687      98.12
Arizona                                           324               16,322,036            8.31     11.374         685      97.81
Florida                                           299               15,280,178            7.78     11.683         682      96.07
Nevada                                            146                8,708,208            4.43     11.465         683      98.45
Washington                                        138                8,575,220            4.36     10.959         681      95.51
Texas                                             201                6,948,454            3.54     10.403         709      97.39
Illinois                                          129                5,721,818            2.91     11.155         688      95.84
Oregon                                            115                5,629,920            2.86     10.585         702      95.05
Colorado                                           97                4,803,995            2.44     10.949         689      96.69
Maryland                                           77                4,588,257            2.33     11.180         687      96.33
Georgia                                           107                4,496,962            2.29     11.668         685      96.87
New York                                           74                4,135,469            2.10     11.413         691      96.10
Virginia                                           53                3,968,103            2.02     10.567         709      93.75
New Jersey                                         48                3,200,777            1.63     11.075         702      95.29
Utah                                               58                2,691,333            1.37     11.100         698      95.66
Minnesota                                          49                2,095,554            1.07     10.916         679      97.15
Massachusetts                                      30                2,004,924            1.02     11.435         690      96.41
Michigan                                           58                1,831,078            0.93     11.366         681      98.65
Idaho                                              37                1,752,908            0.89     10.950         707      96.47
North Carolina                                     40                1,590,159            0.81     10.529         692      95.79
Ohio                                               47                1,445,459            0.74     11.055         677      98.00
Hawaii                                             16                1,376,763            0.70     11.114         688      94.88
Pennsylvania                                       42                1,297,735            0.66     10.244         704      97.81
Connecticut                                        21                1,132,930            0.58     11.889         708      95.34
Missouri                                           34                1,040,276            0.53     10.454         705      97.72
Alabama                                            22                1,011,208            0.51     10.200         733      90.21
Wisconsin                                          25                  914,099            0.47     11.233         674      94.25
Indiana                                            33                  871,931            0.44     11.819         690      96.54
Tennessee                                          28                  832,252            0.42     10.599         694      96.37
Louisiana                                          24                  827,879            0.42     10.940         703      97.68
New Mexico                                         18                  604,395            0.31     11.641         702      91.89
Kentucky                                           11                  484,735            0.25     10.445         700      90.32
South Carolina                                     10                  459,006            0.23     12.642         698      98.47
District of Columbia                                6                  448,425            0.23     10.195         703      92.06
Delaware                                            7                  288,070            0.15     12.289         697     100.00
New Hampshire                                       5                  275,559            0.14     11.141         720      98.73
Arkansas                                            9                  217,151            0.11     10.820         692      97.36
------------------------------------------------------------------------------------------------------------------------------------

*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 24

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 Geographic Distribution (continued)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                              Remaining                                   W.A.
                                         Initial      Aggregate Remaining      Principal           W.A.                 Original
              Location                Mortgage Loans  Principal Balance ($)    Balance         Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Kansas                                              6                  193,455            0.10     11.238         711      97.20
Rhode Island                                        2                  130,544            0.07      9.122         719      96.76
Mississippi                                         3                  107,924            0.05     10.021         689     100.00
Maine                                               3                   93,737            0.05     10.200         660      87.56
Oklahoma                                            4                   82,033            0.04     10.487         718      97.23
Nebraska                                            3                   75,819            0.04     12.587         646     100.00
Iowa                                                1                   33,861            0.02     11.990         662     100.00
Montana                                             1                   23,319            0.01     12.250         722      95.00
South Dakota                                        1                   19,330            0.01     10.600         723     100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 25

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          Occupancy Status
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                               W.A.
                                         Initial        Aggregate Remaining       Principal       W.A.                 Original
          Occupancy Status            Mortgage Loans   Principal Balance ($)       Balance    Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Primary                                         2,857              175,933,648           89.52     10.914         686      97.47
Investment                                        415               15,823,844            8.05     12.721         715      93.54
Second Home                                        91                4,767,620            2.43     11.766         727      95.84
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         Documentation Type
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                                W.A.
                                         Initial        Aggregate Remaining       Principal        W.A.                 Original
         Documentation Type           Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Stated Income Verified Assets                     791               46,856,661           23.84     10.927         703      96.46
Full Documentation                                934               45,115,360           22.96     10.159         691      96.49
Stated Documentation                              492               34,425,654           17.52     11.574         668      99.27
No Documentation                                  492               26,751,265           13.61     11.802         686      96.22
No Ratio                                          273               16,011,543            8.15     12.024         690      95.72
Stated Income Stated Assets                       189               11,769,458            5.99     11.056         695      96.73
Bank Statements                                    97                8,435,458            4.29     10.958         674      99.87
Stated Extra                                       18                3,832,079            1.95     10.979         713      99.60
Limited Documentation                              43                1,753,686            0.89     10.415         686      97.18
No Income Verifier                                 18                  773,621            0.39     11.446         684      99.12
No Income Verified Assets                           7                  427,132            0.22     11.328         690      96.77
Reduced Documentation                               9                  373,195            0.19     10.276         706      97.47
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Loan Purpose
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                                W.A.
                                         Initial        Aggregate Remaining       Principal        W.A.                 Original
            Loan Purpose              Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Purchase                                        2,528              149,121,378           75.88     11.212         691      98.53
Refinance - Cashout                               682               39,881,094           20.29     10.613         685      92.24
Refinance - Rate Term                             153                7,522,641            3.83     10.934         673      94.72
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 26

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 DESCRIPTION OF THE TOTAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            Property Type
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                                W.A.
                                         Initial        Aggregate Remaining       Principal        W.A.                 Original
           Property Type              Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                         1,995              119,271,803           60.69     11.046         687      97.28
PUD                                               807               47,524,419           24.18     11.101         690      97.00
Condo                                             353               18,572,700            9.45     10.842         696      97.09
2-4 Family                                        201               10,868,277            5.53     11.767         698      95.69
Townhouse                                           7                  287,914            0.15     10.899         696      99.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  Original Prepayment Penalty Term
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               % of Aggregate
                                        Number of                                 Remaining                                W.A.
                                         Initial        Aggregate Remaining       Principal        W.A.                 Original
  Prepayment Penalty Term (months)    Mortgage Loans   Principal Balance ($)       Balance     Coupon (%)    W.A. FICO   CLTV (%)
------------------------------------------------------------------------------------------------------------------------------------
N/A                                             2,183              116,449,885           59.25     10.850         700      95.73
6                                                  15                1,089,755            0.55     11.116         723      96.02
7                                                   4                  236,319            0.12     12.490         698      96.27
12                                                 73                6,052,274            3.08     11.685         678      98.34
13                                                  3                  249,891            0.13     12.152         658      98.76
24                                                934               63,564,292           32.34     11.362         671      99.72
36                                                150                8,839,812            4.50     11.590         680      95.83
60                                                  1                   42,885            0.02     12.000         661     100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                          3,363              196,525,112          100.00     11.080         689      97.11
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 27

------------------------------------------------------------------------------------------------------------------------------------
ACE Securities Corp.                                                                                             [LOGO] Deusche Bank
Home Equity Loan Trust, Series 2007-SL2
------------------------------------------------------------------------------------------------------------------------------------

                                               FOR ADDITIONAL INFORMATION PLEASE CALL:

                     -----------------------------------------------------------------------------------------
                                                      Deutsche Bank Securities
                     -----------------------------------------------------------------------------------------

                                    Whole Loan Trading
                                    ------------------
                                    Michael Commaroto                              212-250-3114
                                    Paul Mangione                                  212-250-5786
                                    Antonio Rhee                                   212-250-8569

                                    ABS Banking
                                    -----------
                                    Sue Valenti                                    212-250-3455
                                    Roxana McKinney                                212-250-0848
                                    Ayesha Chatterjee                              212-250-8297

                                    ABS Structuring
                                    ---------------
                                    Chris Sudol                                    212-250-0507

                                    ABS Collateral
                                    --------------
                                    Reta Chandra                                   212-250-2729
                                    Brian Yuen                                     212-250-8512
                     -----------------------------------------------------------------------------------------

                     -----------------------------------------------------------------------------------------
                                                  Standard & Poor's Rating Service
                     -----------------------------------------------------------------------------------------

                                    Mark Goldenberg                                212-438-1641
                                    Allen Zimmerman                                212-438-4125
                                    Daniel Hall                                    212-438-1576

                     -----------------------------------------------------------------------------------------

                     -----------------------------------------------------------------------------------------
                                                   Moody's Investors Service, Inc.
                     -----------------------------------------------------------------------------------------

                                    Karen Ramallo                                  212-553-0370
                                    Rachel Peng                                    212-553-3831
                     -----------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI's trading desk at
212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING
PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 28